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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated February 27, 1997 (except with respect to the matter discussed in Note 15, as to which the date is October 9, 1997) included in this registration statement, the incorporation by reference of our report dated March 26, 1997 on the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in Sun Healthcare Group, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 1997, the incorporation by reference of our report dated February 14, 1997 on the financial statements of Regency Health Services, Inc. as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 included in Sun Healthcare Group, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 22, 1997, and to all references to our Firm included in this registration statement.


                                                 /s/ Arthur Andersen LLP
                                                   ARTHUR ANDERSEN LLP


Albuquerque, New Mexico
March 16, 1998